EXHIBIT 23.1
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 INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Current Report of Elcotel, Inc. on Form 8-K/A of our report dated May 23, 1997 (June 9, 1997 as to the last paragraph of Note 14) on the consolidated financial statements of Technology Service Group, Inc. and subsidiary, appearing in Registration Statement No. 333-38439 of Elcotel, Inc. on Form S-4 filed on October 22, 1997.




/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Atlanta, Georgia
February 27, 1998